UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 12, 2011

(Date of Report)

May 9, 2011

(Date of earliest event reported)

INTERNATIONAL PAPER COMPANY

(Exact name of registrant as specified in its charter)

NEW YORK	1-3157	13-0872805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Poplar Avenue

Memphis, Tennessee 38197

(Address and zip code of principal executive offices)

(901) 419-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The Company held its Annual Meeting of Shareowners on May 9, 2011.

(b) Of the 437,255,390 shares outstanding and entitled to vote at the meeting, 360,010,214 shares were present at the meeting in person or by proxy, constituting a quorum of 82.33 percent. The shareowners of the Company’s common stock considered and voted upon four Company proposals and one shareowner’s proposal at the meeting.

Item 1 – Company Proposal to Elect 11 Directors Nominated by the Board of Directors

The holders of the common stock of the Company elected each of the following directors to serve a term of one-year, ending the earlier of (i) our 2012 Annual Meeting and the date a qualified successor has been elected, or (ii) death, resignation or retirement. The directors were elected by the following count:

Directors	For	Against	Abstain	Broker Non-Votes
David J. Bronczek	315,185,428	2,947,142	904,105	40,973,539
Ahmet C. Dorduncu	315,987,456	2,212,116	837,103	40,973,539
Lynn Laverty Elsenhans	312,721,099	5,491,339	824,237	40,973,539
John V. Faraci	308,702,940	9,786,466	547,269	40,973,539
Samir G. Gibara	305,603,688	12,598,329	834,658	40,973,539
Stacey J. Mobley	316,076,262	2,144,280	816,133	40,973,539
John L. Townsend, III	312,851,295	5,355,253	830,127	40,973,539
John F. Turner	314,206,699	4,008,840	821,136	40,973,539
William G. Walter	300,717,917	17,481,040	837,718	40,973,539
Alberto Weisser	307,995,930	10,196,420	844,325	40,973,539
J. Steven Whisler	308,998,350	9,191,217	847,108	40,973,539

Item 2 – Company Proposal to Ratify Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2011

The holders of the Company’s common stock ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011 by the following count:

For	Against	Abstain	Broker Non-Vote
346,455,048	12,646,987	908,179	(0)

Item 3 – Company Proposal to Vote on a Non-Binding Resolution to Approve the Compensation of Our Named Executive Officers

The holders of the Company’s common stock supported the non-binding resolution to approve the compensation of the Company’s named executive officers by the following count:

For	Against	Abstain	Broker Non-Vote
231,741,449	85,105,032	2,190,194	40,973,539

Item 4 – Company Proposal on a Non-Binding Vote on the Frequency with which Shareowners Will Approve the Compensation of Our Named Executive Officers

The holders of the Company’s common stock voted on the non-binding resolution regarding the frequency with which shareowners will approve the compensation of the Company’s named executive officers by the following count:

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
283,076,688	846,827	33,753,617	1,359,543	40,973,539

See Item 5.07(d) below.

Item 5 – Shareowner Proposal Concerning Shareowner Action by Written Consent

The holders of the Company’s common stock approved the shareowner proposal concerning shareowner action by written consent by the following count:

For	Against	Abstain	Broker Non-Vote
167,496,396	148,886,662	2,653,617	40,973,539

(c) Not applicable.

(d) After consideration of the results set forth in Item 5.07(b), Item 4 above, the Board of Directors has determined to hold advisory votes on executive compensation on an annual basis until the next such advisory vote, which the Company is required to conduct at least once every six years.

Item 8.01	Other Events

Carol L. Roberts, Senior Vice President, Industrial Packaging, has established a Rule 10b5-1 trading plan (the “Trading Plan”) to sell a portion of her holdings of Company common stock as part of her personal financial planning strategy for asset diversification and liquidity.

Her Trading Plan provides for the sale of up to 37,699 shares of her Company stock and up to 18,750 shares that she may acquire upon exercise of employee stock options. Of these options, 3,750 expire on October 9, 2011; 7,500 expire on April 9, 2012; and 7,500 expire on October 8, 2012. The exercise price of the options is currently above the Company’s stock price. Planned sales under her Trading Plan will commence no earlier than June 13, 2011, provided that the price of Company stock achieves specified levels. Her Trading Plan terminates on June 12, 2012.

10b5-1 Plans Generally

The Trading Plan described above was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, and the Company’s policies regarding transactions in its securities. Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock. Once a plan is established, the individual retains no discretion over purchases or sales under the plan, and the transactions are executed through a broker on or after specified dates, whether or not the individual subsequently acquires material non-public information about the company.

Any transactions under these plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission when due.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY
(Registrant)

By:	/s/ Sharon R. Ryan
	Name:	Sharon R. Ryan
	Title:	Vice President, Acting General Counsel and Corporate Secretary

Date: May 12, 2011